EXHIBIT 16.1

January 28, 2015

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of INDOOR HARVEST CORP., Inc. (the "Company") Form 8-K dated January 27, 2015, and are in agreement with the statements relating only to L.L. Bradford & Company, LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ LL BRADFORD & COMPANY, LLC

LL Bradford & Company, LLC
Sugar Land, Texas